UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On June 28, 2024, the Board of Directors (the “Board”) of Performance Food Group Company (the “Company”) appointed Danielle M. Brown to the Board, effective immediately. The Board has determined that Ms. Brown qualifies as an independent director under the corporate governance standards of the New York Stock Exchange, the Company’s Corporate Governance Guidelines and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board also appointed Ms. Brown to serve as a member of the Company’s Audit and Finance Committee and as a member of the Technology and Cybersecurity Committee, effective immediately.

Ms. Brown (53) has served as Senior Vice President and Chief Information Officer (CIO) of Whirlpool Corporation, a global kitchen and laundry appliance company, since November 2020. Ms. Brown has been in information technology (IT) leadership for more than 20 years, including serving as CIO of Brunswick Corporation, a global manufacturer of marine products, from 2016 to November 2020. Prior to her role at Brunswick, Ms. Brown served for 16 years in roles of increasing responsibility with DuPont Corporation, including CIO for a global business unit and head of global transformation and productivity. Ms. Brown has served on the Board of Directors of PRA Group, Inc., a global leader in acquiring and collecting nonperforming loans, since 2019. Ms. Brown received her Bachelor of Science degree in computer science from Indiana University of Pennsylvania and holds a Master of Science degree in information science from Penn State University and an MBA from Drexel University.

The compensation of Ms. Brown for her service as a non-employee director will be consistent with that of the Company’s other non-employee directors. The cash portion of her compensation will be prorated from the date of her appointment.

Other than the standard compensation arrangement described above, there is no arrangement or understanding between Ms. Brown and any other person pursuant to which she was selected as a director. Ms. Brown does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release announcing the appointment of Ms. Brown to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01 of this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Performance Food Group Company, dated July 1, 2024
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: July 1, 2024	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary